Exhibit 99.1

Filed by Brookfield Property Partners L.P.

Pursuant to Rule 425 under the Securities Act of 1933, as amended,

and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934, as amended

Subject Company: GGP Inc.

(Commission File No. 001-34948)

PRESS RELEASE

BROOKFIELD AND GGP REACH

AGREEMENT ON BPY’S ACQUISITION OF GGP

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GGP shareholders can elect to receive for each GGP share either $23.50 in cash, or either one BPY unit or one share of a newly created U.S. REIT, subject to proration, for an aggregate cash / equity consideration ratio of approximately 61% / 39%

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Transaction expected to be immediately accretive to FFO/unit for BPY unitholders; BPY’s current per unit distribution is more than 40% higher than the per share dividend currently received by GGP shareholders

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Special Committee of GGP unanimously recommends the transaction

Brookfield News, March 26, 2018 – Brookfield Property Partners L.P. (“BPY”) (NASDAQ: BPY; TSX: BPY.UN) and the Special Committee of the Board of Directors of GGP Inc. (the “Special Committee”) today announced that BPY and GGP Inc. (“GGP”) (NYSE: GGP) have entered into a definitive agreement for BPY to acquire all of the outstanding shares of common stock of GGP other than those shares currently held by BPY and its affiliates.

In the transaction, GGP shareholders will be entitled to elect to receive, for each GGP common share, either $23.50 in cash or either one BPY unit or one share of a new BPY U.S. REIT security, subject to proration based on aggregate cash consideration of $9.25 billion.

As compared to the offer to acquire GGP that BPY publicly announced on November 13, 2017, the transaction includes:

i.	An increase in the cash consideration from $23.00 to $23.50 per GGP share;

ii.	A $1.85 billion increase in the aggregate cash consideration, from $7.4 billion to $9.25 billion;

iii.	An increase in the exchange ratio from 0.9656 to 1.0000; and

iv.	The creation of a new BPY U.S. REIT (“BPR”) that will qualify as a REIT for tax purposes and issue shares in the transaction. Shares in BPR are structured with the intention of providing an economic return equivalent to BPY units, including identical distributions. BPR shareholders will have the right to exchange each BPR share for one BPY unit, or the cash equivalent of one BPY unit, at the election of BPY. Brookfield Asset Management (“BAM”) (NYSE: BAM; TSX: BAM.A; Euronext: BAMA) has agreed that, for a period of at least 20 years, it will guarantee the BPR shareholders’ right to exchange a BPR share for a BPY unit or the cash equivalent of a BPY unit, as described above.

The Special Committee, comprised of non-executive, independent directors, has unanimously recommended that GGP shareholders approve the transaction. The Special Committee believes the transaction is fair to and in the best interests of GGP shareholders.

As a result of the transaction, GGP shareholders who receive equity consideration will be entitled to receive the same amount as BPY’s current distribution on the BPY units or BPR shares they receive, which is over 40% higher than GGP’s dividend (BPY annual distribution of $1.26 per unit vs. GGP dividend of $0.88 per share).

Brian Kingston, CEO of Brookfield Property Partners, said, “This is a compelling transaction that enables GGP shareholders to receive premium value for their shares and gives them the ability to participate in the long-term upside of their investment. We are pleased to have reached an agreement and are excited about combining Brookfield’s access to large-scale capital and deep operating expertise across multiple real estate sectors with GGP’s portfolio of irreplaceable retail assets.”

He continued, “The introduction of the new BPR shares will allow GGP shareholders to efficiently participate in the transaction.”

Daniel Hurwitz, Lead Director and Chairman of the Special Committee, said, “Since receiving Brookfield’s initial proposal in November, the Special Committee has conducted extensive due diligence, specifically evaluating the optimal consideration structure for GGP’s shareholders. After careful consideration, assisted by our independent advisors, the Special Committee determined that Brookfield’s improved proposal, which includes an increase in the cash portion of the consideration and the ability to receive shares in a newly listed REIT entity, provides GGP shareholders with certainty of value, as well as upside potential through ownership in a globally diversified real estate company. We are pleased to have reached this agreement, which we believe is in the best interests of GGP and our shareholders.”

With an ownership interest in approximately $90 billion in total assets and annual net operating income of more than $4 billion, the combined company will be one of the world’s largest commercial real estate enterprises. Following completion of the transaction, GGP shareholders will own approximately 26% of the combined company (calculated based on all BPR shares having been exchanged for BPY units and pro forma for the proposed BAM preferred share conversion as described below), which will possess one of the highest quality and most diverse portfolios of property globally, with a fortress balance sheet and strong overall financial profile.

Transaction Details

GGP shareholders will be entitled to elect to receive, for each GGP common share, either $23.50 in cash or either one BPY unit or one BPR share. Elections are subject to proration which will be based on aggregate consideration in the transaction of (1) a fixed amount of $9.25 billion in cash and (2) approximately 254 million BPY units / BPR shares, which represents aggregate consideration of approximately 61% cash and approximately 39% of BPY or BPR equity.

The consideration in the transaction will be structured as (1) a dividend by GGP paid in cash and equity (subject to proration) and (2) merger consideration paid in cash. As a result, all GGP shareholders will receive a portion of the consideration in cash (regardless of their election).

The cash portion of the consideration will be funded by a combination of approximately $4 billion from joint venture equity partners, and financings from a syndicate of lenders led by Deutsche Bank, Morgan Stanley, RBC Capital Markets and Wells Fargo Bank, National Association, with additional commitments from Bank of America Merrill Lynch, Barclays, HSBC, SMBC, and The Toronto-Dominion Bank.

In conjunction with and in support of the proposed transaction, BAM has stated its intention to convert $500 million currently held in BPY Class C Junior Preferred Shares into BPY units at a price of $23.50 per unit, resulting in BAM’s acquisition of approximately 21.3 million BPY units.

In addition, to allow for synergies and cost savings between BPY and GGP to be effectuated following closing of the transaction, BAM, which provides management services to BPY and will also provide services to BPR following closing, has agreed to waive, for one year, the management fees payable by BPR and the incremental management fees BPY would otherwise be required to pay in respect of the units issued in exchange for GGP shares.

The transaction is subject to the approval of (1) GGP shareholders representing at least two-thirds of the outstanding GGP common stock and (2) GGP shareholders representing a majority of the outstanding GGP common stock not owned by BPY and its affiliates. BPY and its affiliates have agreed to vote in favor of the transaction. The transaction is also subject to other customary closing conditions and is expected to close early in the third quarter of 2018.

GGP shareholders will receive a second quarter dividend of up to $0.22 per share (final amount to be prorated in the event the transaction closes prior to June 30).

Weil, Gotshal & Manges LLP, Goodwin Procter LLP and Torys LLP are serving as legal counsel to BPY and PwC is serving as tax advisor to BPY.

Goldman Sachs & Co. LLC is serving as financial advisor and Simpson Thacher & Bartlett LLP is serving as legal counsel to GGP’s Special Committee. Citigroup Global Markets Inc. is serving as financial advisor and Sullivan & Cromwell LLP is serving as legal counsel to GGP.

All dollar references are in U.S. dollars, unless noted otherwise.

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Brookfield Property Partners

Brookfield Property Partners is one of the world’s largest commercial real estate companies, with approximately $68 billion in total assets. We are leading owners, operators and investors in commercial real estate, with a diversified portfolio of premier office and retail assets, as well as interests in multifamily, triple net lease, industrial, hospitality, self-storage, student housing and manufactured housing assets. Brookfield Property Partners is listed on the New York and Toronto stock exchanges. Further information is available at bpy.brookfield.com.

Brookfield Property Partners is the flagship listed real estate company of Brookfield Asset Management, a leading global alternative asset manager with over $285 billion in assets under management.

GGP Inc.

GGP Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Brookfield Contacts:

Suzanne Fleming	Matt Cherry
Managing Partner, Communications	SVP, Investor Relations & Communications
O: (212) 417-2421	O: (212) 417-7488
suzanne.fleming@brookfield.com	matthew.cherry@brookfield.com

GGP Inc. Contact:

Kevin Berry

SVP, Investor & Public Relations

O: (312) 960-5529

M: (708) 308-5999

kevin.berry@ggp.com

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction contemplated by the Agreement and Plan of Merger, dated as of March 26, 2018, among Brookfield Property Partners L.P. (“BPY”), Goldfinch Merger Sub Corp. and GGP Inc. (“GGP”). This communication may be deemed to be solicitation material in respect of the proposed transaction involving BPY and GGP. In connection with the proposed transaction, BPY will file with the SEC a registration statement on Form F-4 that will include a prospectus of BPY, and GGP will file with the SEC a registration statement on Form S-4 that will include a proxy statement/prospectus of GGP. The BPY prospectus and the GGP proxy statement/prospectus will be mailed to GGP stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE ABOVE-REFERENCED AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BPY, GGP, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the above-referenced and other documents filed with the SEC by BPY and GGP through the SEC’s website at http://www.sec.gov. In addition, investors will be able to obtain free copies of the above-referenced and other documents filed with the SEC by BPY, when available, by contacting BPY Investor Relations at bpy.enquiries@brookfield.com or +1 (855) 212-8243 or at BPY’s website at bpy.brookfield.com, and will be able to obtain free copies of the above-referenced and other documents filed with the SEC by GGP, when available, by contacting GGP Investor Relations at (312) 960-5000 or at GGP’s website at http://www.ggp.com.

Non-solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in Solicitation

BPY, GGP and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from GGP stockholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from GGP stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You may also obtain the documents that BPY and GGP file electronically free of charge from the SEC’s website at http://www.sec.gov. Information regarding BPY’s directors and executive officers is contained in BPY’s 2017 Annual Report on Form 20-F filed with the SEC on March 9, 2018. Information regarding GGP’s directors and executive officers is contained in GGP’s 2017 Annual Report on Form 10-K filed with the SEC on February 22, 2018 and its 2017 Proxy Statement on Schedule 14A filed with the SEC on April 3, 2017.

Forward-Looking Statements

This press release contains “forward-looking information” within the meaning of Canadian provincial securities laws and applicable regulations and “forward-looking statements” within the meaning of “safe harbor” provisions of applicable U.S. securities laws, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature or depend upon or refer to future events or conditions, include statements regarding the expected timing, completion and effects of the proposed transaction, our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and include words such as “expects,” “anticipates,” “plans,” “believes,” “estimates,” “seeks,” “intends,” “targets,” “projects,” “forecasts,” “likely,” or negative versions thereof and other similar expressions, or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.”

Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information.

Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstance that could affect the proposed transaction on the anticipated terms and timing, including the risk that the proposed transaction may not be consummated; risks related to BPY’s ability to integrate GGP’s business into our own and the ability of the combined company to attain expected benefits therefrom; risks incidental to the ownership and operation of real estate properties including local real estate conditions; the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business; the ability to enter into new leases or renew leases on favorable terms; business competition; dependence on tenants’ financial condition; the use of debt to finance our business; the behavior of financial markets, including fluctuations in interest and foreign exchange rates; uncertainties of real estate development or redevelopment; global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; risks relating to our insurance coverage; the possible impact of international conflicts and other developments including terrorist acts; potential environmental liabilities; changes in tax laws and other tax related risks; dependence on management personnel; illiquidity of investments; the ability to complete and effectively integrate other acquisitions into existing operations and the ability to attain expected benefits therefrom; operational and reputational risks; catastrophic events, such as earthquakes and hurricanes; and other risks and factors detailed from time to time in our documents filed with the securities regulators in Canada and the United States.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements or information, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.